EXHIBIT 10.5

HEAT BIOLOGICS, INC.

FORM OF NON-STATUTORY STOCK OPTION AGREEMENT
Granted Under 2014 Stock Incentive Plan

1.

Grant of Option. This Non-statutory Stock Option Agreement (the “Agreement”) evidences the grant by Heat Biologics, Inc., a Delaware corporation (the “Company”), on the Grant Date to the Participant of an option (this “Option”) to purchase, in whole or in part, on the terms provided herein and in the Plan, the Total Number of Shares of Common Stock at the Exercise Price per Share, all as defined and set forth in the accompanying Notice of Non-statutory Stock Option (the “Notice”).  Capitalized terms that are not otherwise defined herein or in the Notice shall have the meanings given to such terms in the Plan.

It is intended that this Option shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).  Except as otherwise indicated by the context, the term “Participant,” as used in this Agreement, shall include any person who acquires the right to exercise this Option validly under its terms.

2.

Vesting Schedule. This Option shall vest and become exercisable at the time or times set forth in the accompanying Notice.  If, prior to the Final Exercise Date, the Participant’s status as a service provider (a “Service Provider”) to the Company is terminated, then, immediately upon the effective date of such termination, this Option shall become exercisable as to that portion of the Total Number of Shares that otherwise would have vested during the three month period following the effective date of such termination, it being understood that in no event shall the Participant be entitled to exercise the Option to purchase greater than the Total Number of Shares as a result of this provision.

3.

Exercise of Option.

(a)

Form of Exercise. Each election to exercise this Option shall be in writing in substantially the form of the Notice of Stock Option Exercise attached to this Agreement as Exhibit A, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan.  The Participant may purchase less than the number of Shares subject to this Option; provided that, no partial exercise of this Option may be for any fractional share.

(b)

Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this Option may not be exercised unless the Participant, at the time of the exercise of this Option, is, and has been at all times since the Grant Date, a Service Provider to or of the Company or any subsidiary of the Company as defined in Section 424(f) of the Code (an “Eligible Participant”).

(c)

Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraph (d) below, the right to exercise this Option shall terminate three months after such cessation (but in no event after the Final Exercise Date); provided that, this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date of such cessation.  Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any confidentiality and nondisclosure agreement, or other agreement between the Participant and the Company, the right to exercise this Option shall terminate immediately upon such violation.

(d)

Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while the Participant is an Eligible Participant, this Option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee); provided that, this Option shall be exercisable only to the extent that this Option was exercisable by the Participant on the date of the Participant’s death or disability, and further provided that this Option shall not be exercisable after the Final Exercise Date.

(e)

Method of Payment. Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Participant; provided, however, that such exercise method does not then violate any applicable law and, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i)

cash;

(ii)

check;

(iii)

surrender of Shares held for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes, or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised;

(iv)

payment through a “net exercise” such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of Shares equal to (x) the number of Shares as to which the Option is being exercised, multiplied by (y) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares);

(v)

payment through a broker-dealer sale and remittance procedure pursuant to which the Participant (1) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (2) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(vi)

If the exercise of the Option within the applicable times periods set forth in this Section is prevented because such exercise would constitute a violation of applicable law, the Option shall remain outstanding until one (1) month after the date the Participant is notified by the Company that the Option is exercisable, but in no event later than the Final Exercise Date set forth in the Notice; or

(vii)

The Company shall not be obligated to deliver any stock unless and until all applicable Federal and state laws and regulations have been complied with, nor in the event the outstanding common stock is at the time listed upon the Nasdaq Capital Market or any stock exchange, unless and until the shares to be delivered have been listed, or authorized to be added to the list by the Nasdaq Capital Market or the exchanges where it is listed, nor unless and until all legal matters in connection with the issuance and delivery of the shares have been approved by counsel for the Company.  The Optionee shall have no rights as a shareholder until the stock is actually delivered to him.

4.

Tax Matters.

(a)

Withholding.  No Shares shall be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding or other taxes required by law to be withheld in respect of this Option.

(b)

Code Section 409A.  The Exercise Price is intended to be not less than the Fair Market Value of the Common Stock on the Grant Date.  The Company has determined the Fair Market Value of the Common Stock in good faith and using the reasonable application of a reasonable valuation method, for purposes of determining the Exercise Price.  Notwithstanding this, the Internal Revenue Service may assert that the Fair Market Value of the Common Stock on the Grant Date was greater than the Exercise Price.  Under Code Section 409A, if the Exercise Price is less than the Fair Market Value of the Common Stock as of the Grant Date, this Option may be treated as a form of deferred compensation and the Participant may be subject to an additional twenty percent (20%) tax, plus interest and possible penalties.  The Participant acknowledges that the Company has advised the Participant to consult with a tax adviser regarding the potential impact of Code Section 409A and that the Company, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify this Agreement in any manner and delay the payment of any amounts payable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Code Section 409A, as amplified by any Internal Revenue Service or U.S. Treasury Department regulations or guidance as the Company deems appropriate or advisable.

5.

Nontransferability of Option.  This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.

6.

Provisions of the Plan.  This Option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Option.  The number of shares of common stock subject to your option and your exercise price per share referenced in the Notice may be adjusted from time to time for certain events, including such as stock dividends, stock splits, mergers, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and the other events specified in the Plan.

7.

Entire Agreement; Governing Law.   The Plan and the Notice are incorporated herein by reference.  This Agreement, the Notice and the Plan constitute the entire agreement between the Company and the Participant with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.  This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, as to matters within the scope thereof, and the internal laws of the State of Florida (without reference to conflict of law provisions), as to all other matters.

8.

Amendment.  Except as set forth in Section 5(b), this Agreement may not be modified or amended in any manner adverse to the Participant’s interest except by means of a writing signed by the Company and Participant.

9.

No Guarantee of Continued Service.  THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF OPTIONS PURSUANT TO THE VESTING SCHEDULE SET FORTH HEREIN AND IN THE NOTICE ARE EARNED ONLY BY CONTINUING SERVICE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER).  THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S SERVICE WITH OR WITHOUT CAUSE.

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Exhibit A

HEAT BIOLOGICS, INC.

NOTICE OF NON-STATUTORY STOCK OPTION EXERCISE

2014 STOCK INCENTIVE PLAN

The undersigned (the “Participant”) has previously been awarded a non-statutory stock option (the “Option”) to purchase shares (the “Shares”) of the common stock of Heat Biologics, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s 2014 Stock Incentive Plan (the “Plan”), and hereby notifies the Company of the Participant’s desire to exercise the Option on the terms set forth herein:

PARTICIPANT INFORMATION:		OPTION INFORMATION:
Name:	____________________________	Grant Date:	___________________
Address:	____________________________ ____________________________	Exercise Price Per Share:	$__________________
Taxpayer ID #:	____________________________	Total Shares Covered by Option:	___________________
EXERCISE INFORMATION:
Number of Shares Being Purchased:	____________________________
Aggregate Exercise Price:	$___________________________
Form of Payment (check all that apply):	☐ Check for $_________ made payable to “Heat Biologics, Inc.” ☐ Cash in the amount of $_________ Value of Shares Delivered $_________ Number of Shares to be Received Based on Cashless Exercise _______
Please register the Shares in my name as follows:	_________________________________________________________ (Print name as it is to appear on stock certificate)

_____________________________________

_______________________

(Print Participant Name)

(Signature)

Date:  ________________________